Exhibit 1.01

Sanmina Corporation

Conflict Minerals Report

For The Year Ended December 31, 2018

I.                                                                                        Company Background

Sanmina Corporation (“Sanmina”, the “Company”, “we”, “us”, or “our”) is a leading global provider of integrated manufacturing solutions, components, products and repair, logistics and after-market services. We provide these comprehensive offerings primarily to original equipment manufacturers, or OEMs, in the following industries: industrial, medical, defense and aerospace, automotive, communications networks and cloud solutions.

II.                                                                                   Performance of Due Diligence on the Source and Chain of Custody of Conflict Minerals

We believe that substantially all of the electronic and electro-mechanical products we manufactured for our customers during 2018 include components that contain Conflict Minerals1 necessary to the functionality of such products. As a result and as required by Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”), we surveyed and performed a reasonable country of origin inquiry (“RCOI”) on a subset of our supplier group that we determined provided components containing Conflict Minerals. The purpose of the RCOI was to determine whether or not the source of such Conflict Minerals was one of the Covered Countries2 or whether such Conflict Minerals came from recycled or scrap sources.

Based upon our RCOI, we know or have reason to believe that some components used in some of our customers’ products manufactured during 2018 contained Conflict Minerals originating from the Covered Countries and further that such Conflict Minerals were not sourced solely from recycled or scrap sources. As a result and as also required by the Rule, we undertook further due diligence on the smelter group identified to us by our suppliers as providing Conflict Minerals that originated in the Covered Countries. The purpose of this further due diligence was to attempt to ascertain whether the sourcing of Conflict Minerals from these smelters or suspected smelters benefitted armed groups in the Covered Countries. We performed this due diligence in conformity with the Organization for Economic Co-operation and Development Due Diligence Guidelines for Responsible Supply Chains of Minerals from Conflict Affected and High Risk Areas (the “OECD Guidance”) and related supplements.

III.                                                                              Design of Due Diligence Process and Alignment to the OECD Guidance

A.                        We have established Strong Internal Company Management Systems

•                                    A Conflict Minerals working group led by our global supply chain organization has established and implemented our Conflict Minerals Policy and reports on its activities to Company senior management annually and as requested by management;

•                                    We use the latest version of the Conflict Minerals Reporting Template (the “Template”)3 developed by the Responsible Business Alliance (formerly, the Electronic Industry Citizenship Coalition) (the “RBA”) to collect Conflict Minerals information from our suppliers;

1 Conflict Minerals are defined as tin, tantalum, tungsten and gold.

2 Under the Rule, the Covered Countries are defined as the following countries: Angola, Burundi, Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda and Zambia.

3 The Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain.

•                                    We include in our supplier requirements documents and contracts provisions requiring suppliers to recognize our policy and to participate in our RCOI and due diligence activities;

•                                    We maintain records of our RCOI and due diligence activities consistent with our record retention policy; and

•                                    We provide a grievance reporting system that allows employees to report concerns, including those relating to Conflict Minerals.

B.                        We have implemented procedures to identify and assess risks in the supply chain

•                                    We employ procedures to identify suppliers which may potentially supply components containing Conflict Minerals;

•                                    We ask these suppliers to report their Conflict Minerals sourcing activities using the Template in an attempt to identify the smelters and refiners involved and the country of origin of such Conflict Minerals;

•                                    We follow up with suppliers, repeatedly if necessary, who do not respond by our deadlines;

•                                    We compare smelters and refiners identified by our suppliers against the Conformant Smelters and Refiners List (formerly, the EICC/GeSI Conflict Free Smelter List) (the “Conformant Smelters List”)4 maintained by the Responsible Minerals Initiative (formerly, the Conflict Free Sourcing Initiative); and

•                                    We have documented country of origin information using various third party sources, such as the Conformant Smelters List.

C.                        We have designed and implemented a strategy to respond to such risks as they are identified

•                                    We contact direct suppliers to obtain additional information regarding smelters or refiners who may pose a risk of supplying Conflict Minerals that directly or indirectly benefit armed conflict in the Covered Countries;

•                                    We have worked to improve our suppliers’ understanding of the Rule and to improve their response rate to our queries and the quality of their responses, primarily through enhancing our supplier requirements documents and through follow-up conversations during our due diligence process;

•                                    We utilize the Conformant Smelters List to identify smelters not participating in the Responsible Minerals Assurance Process (formerly, the Conflict Free Smelter Program) established by the Responsible Minerals Initiative and request, through the suppliers that have identified them, and also through direct outreach to the smelters, that they participate in such process;

•                                    We bring to the attention of our customers the discovery of information that leads us to conclude that the sourcing of components or materials for our engagement with them if required by them benefits armed groups in the Covered Countries;

•                                    When the decision of components sourcing is within our control and we determine through our due diligence that a supplier sources its Conflict Minerals from the Covered Countries or uses smelters who do not participate in conflict-free smelter programs, such as the Responsible Minerals Assurance Process, we will take steps over time to utilize suppliers that either do not source Conflict Minerals from the Covered Countries or participate in conflict-free smelter programs; and

4 The Conformant Smelters List is generally understood to contain the names of smelters from whom procurement of Conflict Minerals does not benefit armed groups in the Covered Countries. However, we do not express an opinion as to whether or not the sourcing of Conflict Minerals from these smelters actually does not benefit armed groups in the Covered Countries.

•                                    Our Conflict Minerals working group reports the results of our due diligence efforts to Company management and the Audit Committee of our Board of Directors on at least an annual basis.

D.                        We support industry organizations carrying out third party audits of smelters and refiners facilities and processes

•                                    We maintain membership in the RBA, which develops and implements audit procedures for refiners and smelters.

E.                         We report on our due diligence measures

•                                    We publicly disclose our Conflict Minerals policy on our corporate web site at http://www.sanmina.com/social-responsibility/ethics-governance/conflict-minerals-policy/; and

•                                    We publicly report on our due diligence efforts on an annual basis through this Conflict Minerals Report available at  http://www.sanmina.com/social-responsibility/ethics-governance/conflict-mineral-reports/.

IV.                                                                               Description of Due Diligence Measures performed for the 2018 Reporting Year

A.                        We conducted a survey of suppliers whose products may include Conflict Minerals using the Template through an independent supply chain compliance engagement firm. A total of 1,364 suppliers were identified as in-scope for Conflict Minerals regulatory purposes and were contacted as part of the RCOI process. The response rate among these suppliers was approximately 61%, covering approximately 73% of total spend with such suppliers.

B.                        Through our supply chain compliance engagement firm we collected completed Templates from our suppliers and followed up with suppliers who provided incomplete or inconsistent responses.

C.                        We evaluated further information provided to us by our independent supply chain compliance engagement firm about the smelters identified to us through our due diligence process.

D.                        We confirmed whether the smelters identified by our suppliers through the Template were included on the Conformant Smelter List.

E.                         For smelters not included on the Conformant Smelters List, we requested, both directly and through the suppliers that identified them, that they participate in the Responsible Minerals Assurance Process.

V.                                                                                    Additional Information

A.                        Facilities Used to Process Necessary Conflict Minerals

Below is a list of smelters and refineries reported to us by our suppliers on Templates we collected for the 2018 reporting period. Since most suppliers provided us Templates and smelter information at the company level, rather than specifically on material supplied to Sanmina, not all of these smelters may have been used to process the Conflict Minerals contained in our products during 2018.

Metal	Smelter or Refiner Facility Name
Gold	8853 S.p.A.
Gold	Abington Reldan Metals, LLC
Gold	Advanced Chemical Company
Gold	African Gold Refinery
Gold	Aida Chemical Industries Co., Ltd.
Gold	Al Etihad Gold Refinery DMCC
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Corrego do Sitio Mineracao
Gold	Argor-Heraeus S.A.
Gold	Asahi Pretec Corp.

Metal	Smelter or Refiner Facility Name
Gold	Asahi Refining Canada Ltd.
Gold	Asahi Refining USA Inc.
Gold	Asaka Riken Co., Ltd.
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	AU Traders and Refiners
Gold	Aurubis AG
Gold	Bangalore Refinery
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Boliden AB
Gold	C. Hafner GmbH + Co. KG
Gold	Caridad
Gold	CCR Refinery - Glencore Canada Corporation
Gold	Cendres + Metaux S.A.
Gold	Chimet S.p.A.
Gold	Chugai Mining
Gold	Daejin Indus Co., Ltd.
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	Degussa Sonne / Mond Goldhandel GmbH
Gold	Dijllah Gold Refinery FZC
Gold	DODUCO Contacts and Refining GmbH
Gold	Dowa
Gold	DS PRETECH Co., Ltd.
Gold	DSC (Do Sung Corporation)
Gold	Eco-System Recycling Co., Ltd.
Gold	Emirates Gold DMCC
Gold	Fidelity Printers and Refiners Ltd.
Gold	Fujairah Gold FZC
Gold	GCC Gujrat Gold Centre Pvt. Ltd.
Gold	Geib Refining Corporation
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.
Gold	Great Wall Precious Metals Co., Ltd. of CBPM
Gold	Guangdong Jinding Gold Limited
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	HeeSung Metal Ltd.
Gold	Heimerle + Meule GmbH
Gold	Heraeus Metals Hong Kong Ltd.
Gold	Heraeus Precious Metals GmbH & Co. KG
Gold	Hunan Chenzhou Mining Co., Ltd.
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.
Gold	HwaSeong CJ CO., LTD.
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Gold	International Precious Metal Refiners
Gold	Ishifuku Metal Industry Co., Ltd.
Gold	Istanbul Gold Refinery
Gold	Italpreziosi
Gold	Japan Mint
Gold	Jiangxi Copper Co., Ltd.
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant

Metal	Smelter or Refiner Facility Name
Gold	JSC Uralelectromed
Gold	JX Nippon Mining & Metals Co., Ltd.
Gold	Kaloti Precious Metals
Gold	Kazakhmys Smelting LLC
Gold	Kazzinc
Gold	Kennecott Utah Copper LLC
Gold	KGHM Polska Miedz Spolka Akcyjna
Gold	Kojima Chemicals Co., Ltd.
Gold	Korea Zinc Co., Ltd.
Gold	Kyrgyzaltyn JSC
Gold	Kyshtym Copper-Electrolytic Plant ZAO
Gold	L’azurde Company For Jewelry
Gold	Lingbao Gold Co., Ltd.
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.
Gold	L’Orfebre S.A.
Gold	LS-NIKKO Copper Inc.
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Gold	Marsam Metals
Gold	Materion
Gold	Matsuda Sangyo Co., Ltd.
Gold	Metalor Technologies (Hong Kong) Ltd.
Gold	Metalor Technologies (Singapore) Pte., Ltd.
Gold	Metalor Technologies (Suzhou) Ltd.
Gold	Metalor Technologies S.A.
Gold	Metalor USA Refining Corporation
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.
Gold	Mitsubishi Materials Corporation
Gold	Mitsui Mining and Smelting Co., Ltd.
Gold	MMTC-PAMP India Pvt., Ltd.
Gold	Modeltech Sdn Bhd
Gold	Morris and Watson
Gold	Morris and Watson Gold Coast
Gold	Moscow Special Alloys Processing Plant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.
Gold	Navoi Mining and Metallurgical Combinat
Gold	NH Recytech Company
Gold	Nihon Material Co., Ltd.
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH
Gold	Ohura Precious Metal Industry Co., Ltd.
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)
Gold	OJSC Novosibirsk Refinery
Gold	PAMP S.A.
Gold	Pease & Curren
Gold	Penglai Penggang Gold Industry Co., Ltd.
Gold	Planta Recuperadora de Metales SpA
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PX Precinox S.A.
Gold	QG Refining, LLC

Metal	Smelter or Refiner Facility Name
Gold	Rand Refinery (Pty) Ltd.
Gold	Refinery of Seemine Gold Co., Ltd.
Gold	REMONDIS PMR B.V.
Gold	Royal Canadian Mint
Gold	SAAMP
Gold	Sabin Metal Corp.
Gold	Safimet S.p.A
Gold	SAFINA A.S.
Gold	Sai Refinery
Gold	Samduck Precious Metals
Gold	SAMWON METALS Corp.
Gold	SAXONIA Edelmetalle GmbH
Gold	SEMPSA Joyeria Plateria S.A.
Gold	Shandong Humon Smelting Co., Ltd.
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold	Sichuan Tianze Precious Metals Co., Ltd.
Gold	Singway Technology Co., Ltd.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Solar Applied Materials Technology Corp.
Gold	State Research Institute Center for Physical Sciences and Technology
Gold	Sudan Gold Refinery
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	SungEel HiMetal Co., Ltd.
Gold	T.C.A S.p.A
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	The Refinery of Shandong Gold Mining Co., Ltd.
Gold	Tokuriki Honten Co., Ltd.
Gold	Tongling Nonferrous Metals Group Co., Ltd.
Gold	Tony Goetz NV
Gold	TOO Tau-Ken-Altyn
Gold	Torecom
Gold	Umicore Brasil Ltda.
Gold	Umicore Precious Metals Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining
Gold	United Precious Metal Refining, Inc.
Gold	Universal Precious Metals Refining Zambia
Gold	Valcambi S.A.
Gold	Western Australian Mint (T/a The Perth Mint)
Gold	WIELAND Edelmetalle GmbH
Gold	Yamakin Co., Ltd.
Gold	Yokohama Metal Co., Ltd.
Gold	Yunnan Copper Industry Co., Ltd.
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Tantalum	Asaka Riken Co., Ltd.
Tantalum	Changsha South Tantalum Niobium Co., Ltd.
Tantalum	D Block Metals, LLC
Tantalum	Exotech Inc.
Tantalum	F&X Electro-Materials Ltd.

Metal	Smelter or Refiner Facility Name
Tantalum	FIR Metals & Resource Ltd.
Tantalum	Global Advanced Metals Aizu
Tantalum	Global Advanced Metals Boyertown
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.
Tantalum	H.C. Starck Co., Ltd.
Tantalum	H.C. Starck Hermsdorf GmbH
Tantalum	H.C. Starck Inc.
Tantalum	H.C. Starck Ltd.
Tantalum	H.C. Starck Smelting GmbH & Co. KG
Tantalum	H.C. Starck Tantalum and Niobium GmbH
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Tantalum	Jiangxi Tuohong New Raw Material
Tantalum	Jiujiang Janny New Material Co., Ltd.
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	Jiujiang Tanbre Co., Ltd.
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
Tantalum	KEMET Blue Metals
Tantalum	Kemet Blue Powder
Tantalum	LSM Brasil S.A.
Tantalum	Metallurgical Products India Pvt., Ltd.
Tantalum	Mineracao Taboca S.A.
Tantalum	Mitsui Mining and Smelting Co., Ltd.
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	NPM Silmet AS
Tantalum	Power Resources Ltd.
Tantalum	QuantumClean
Tantalum	Resind Industria e Comercio Ltda.
Tantalum	Solikamsk Magnesium Works OAO
Tantalum	Taki Chemical Co., Ltd.
Tantalum	Telex Metals
Tantalum	Ulba Metallurgical Plant JSC
Tantalum	XinXing Haorong Electronic Material Co., Ltd.
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.
Tin	Alpha
Tin	An Vinh Joint Stock Mineral Processing Company
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.
Tin	China Tin Group Co., Ltd.
Tin	CV Ayi Jaya
Tin	CV Dua Sekawan
Tin	CV Gita Pesona
Tin	CV United Smelting
Tin	CV Venus Inti Perkasa
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.
Tin	Dowa
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Tin	EM Vinto

Metal	Smelter or Refiner Facility Name
Tin	Estanho de Rondonia S.A.
Tin	Fenix Metals
Tin	Gejiu Fengming Metallurgy Chemical Plant
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.
Tin	Guanyang Guida Nonferrous Metal Smelting Plant
Tin	HuiChang Hill Tin Industry Co., Ltd.
Tin	Huichang Jinshunda Tin Co., Ltd.
Tin	Jiangxi New Nanshan Technology Ltd.
Tin	Magnu’s Minerais Metais e Ligas Ltda.
Tin	Malaysia Smelting Corporation (MSC)
Tin	Melt Metais e Ligas S.A.
Tin	Metallic Resources, Inc.
Tin	Metallo Belgium N.V.
Tin	Metallo Spain S.L.U.
Tin	Mineracao Taboca S.A.
Tin	Minsur
Tin	Mitsubishi Materials Corporation
Tin	Modeltech Sdn Bhd
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	O.M. Manufacturing Philippines, Inc.
Tin	Operaciones Metalurgical S.A.
Tin	Pongpipat Company Limited
Tin	PT Aries Kencana Sejahtera
Tin	PT Artha Cipta Langgeng
Tin	PT ATD Makmur Mandiri Jaya
Tin	PT Babel Inti Perkasa
Tin	PT Babel Surya Alam Lestari
Tin	PT Bangka Prima Tin
Tin	PT Bangka Serumpun
Tin	PT Bangka Tin Industry
Tin	PT Belitung Industri Sejahtera
Tin	PT Bukit Timah
Tin	PT DS Jaya Abadi
Tin	PT Inti Stania Prima
Tin	PT Karimun Mining
Tin	PT Kijang Jaya Mandiri
Tin	PT Menara Cipta Mulia
Tin	PT Mitra Stania Prima
Tin	PT Panca Mega Persada
Tin	PT Premium Tin Indonesia
Tin	PT Prima Timah Utama
Tin	PT Rajawali Rimba Perkasa
Tin	PT Rajehan Ariq
Tin	PT Refined Bangka Tin

Metal	Smelter or Refiner Facility Name
Tin	PT Sariwiguna Binasentosa
Tin	PT Stanindo Inti Perkasa
Tin	PT Sukses Inti Makmur
Tin	PT Sumber Jaya Indah
Tin	PT Timah (Persero) Tbk Kundur
Tin	PT Timah (Persero) Tbk Mentok
Tin	PT Tinindo Inter Nusa
Tin	PT Tirus Putra Mandiri
Tin	PT Tommy Utama
Tin	Resind Industria e Comercio Ltda.
Tin	Rui Da Hung
Tin	Soft Metais Ltda.
Tin	Super Ligas
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.
Tin	Thaisarco
Tin	Tin Technology & Refining
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tin	White Solder Metalurgia e Mineracao Ltda.
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Tin	Yunnan Tin Company Limited
Tungsten	A.L.M.T. TUNGSTEN Corp.
Tungsten	ACL Metais Eireli
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	Fujian Jinxin Tungsten Co., Ltd.
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	Global Tungsten & Powders Corp.
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.
Tungsten	H.C. Starck Smelting GmbH & Co. KG
Tungsten	H.C. Starck Tungsten GmbH
Tungsten	Hunan Chenzhou Mining Co., Ltd.
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.
Tungsten	Hydrometallurg, JSC
Tungsten	Japan New Metals Co., Ltd.
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	Kennametal Fallon
Tungsten	Kennametal Huntsville
Tungsten	Malipo Haiyu Tungsten Co., Ltd.

Metal	Smelter or Refiner Facility Name
Tungsten	Masan Tungsten Chemical LLC (MTC)
Tungsten	Moliren Ltd.
Tungsten	Niagara Refining LLC
Tungsten	Philippine Chuangxin Industrial Co., Inc.
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.
Tungsten	Unecha Refractory Metals Plant
Tungsten	Wolfram Bergbau und Hutten AG
Tungsten	Woltech Korea Co., Ltd.
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	Xiamen Tungsten Co., Ltd.
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.

Approximately 82% of the smelters listed above either appear on the Conformant Smelter List or have indicated they will participate in the Responsible Minerals Assurance Process. Each of the remaining smelters have received an email from us requesting that they participate in the Responsible Minerals Assurance Process.

B.                        Country of Origin of Necessary Conflict Minerals Contained in Sanmina Products, If Known

Below is the list of the countries reported as countries of origin by our suppliers on the Templates we collected, and therefore could be countries of origin of the Conflict Minerals used in our products in 2018.

Angola, Argentina, Armenia, Australia, Austria, Belarus, Belgium, Bermuda, Bolivia, Brazil, Burundi, Cambodia, Canada, Central African Republic, Chile, China, Colombia, Congo (Brazzaville), Czech Republic, Djibouti, DRC- Congo (Kinshasa), Ecuador, Egypt, Estonia, Ethiopia, Finland, France, Germany, Ghana, Guinea, Guyana, Hong Kong, Hungary, India, Indonesia, Ireland, Israel, Italy, Ivory Coast, Japan, Jersey, Kazakhstan, Kenya, Korea, Republic of, Kyrgyzstan, Laos, Luxembourg, Madagascar, Malaysia, Mali, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, Netherlands, New Zealand, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Poland, Portugal, Russian Federation, Rwanda, Saudi Arabia, Sierra Leone, Singapore, Slovakia, South Africa, South Sudan, Spain, Suriname, Sweden, Switzerland, Taiwan, Tajikistan, Tanzania, Thailand, Turkey, Uganda, United Arab Emirates, United Kingdom, United States, Uzbekistan, Viet Nam, Zambia and Zimbabwe.

C.                        Efforts to Determine Mine or Location of Origin

Our efforts to determine mine or location of origin of Conflict Minerals used in our products consisted primarily of our participation in the RBA and our review of information reported by our suppliers. As described above, we obtain smelter information, including when reported, mine or location of origin, from our suppliers using the Template. In addition, we sought additional information on mines and locations of origin using the Conformant Smelters List. Finally, we retained an external consultant to review any additional publicly available information regarding mines and locations of origin for the smelters reported to us by our suppliers.

D.                        Steps to Improve Our Due Diligence in 2019

•                                    In situations in which we control the sourcing decision, we will take steps over time to utilize suppliers who do not source their  Conflict Minerals from the Covered Countries or who use smelters  who participate in conflict free smelter programs, such as the Responsible Minerals Assurance Process.

•                                    We will use information gathered for our 2018 Conflict Minerals reporting activities to refine the list of suppliers to which we send the Template and to focus more outreach efforts on suppliers who have in the past provided information requiring further validation.

•                                    Based on data collected during the 2018 process, we will continue working with suppliers who have provided incomplete or conflicting data on the completed Templates provided to Sanmina to improve their processes and transparency in their supply chains.